Exhibit 99.2

GSAMP 2005-S1 -- Final Pricing Details (external)
$256.6 mm apprx
GS Lead Manager/Books

             Fitch/                    Fixed/                Pricing                  Dollar
 Class       Moodys       Size(mm)     Fltng        AvL      Spread        Coup       Price
 -----       ------       --------     -----        ---      ------        ----       -----
A           AAA/Aaa       $187.366     Fltng         1.08    1mL+17          **       100.0000
M1          AA/Aa2         $21.530     Fltng         5.07    1mL+47          **       100.0000
M2          A/A2           $19.993     Fixed         4.16    Swaps+130     5.887       99.9993
B1          BBB+/Baa2      $16.917     Fixed         3.85    Swaps+165     6.208       99.9975
B2          BBB/Baa3        $4.742     Fixed         3.75    Swaps+200     6.548       99.9986
B3          BBB-/Ba1        $5.510     Fixed         3.72    Swaps+550     6.750       90.1896


Pricing Benchmarks

         Treasury                                 Swap Spreads
-----------------------------                  --------------------
2yr       99-29+        3.791                   2yr         41.75
3yr       98-152        3.939                   3yr         46.75
5yr       99-056        4.185                   4yr         47.25
10yr      96-01+        4.500                   5yr         45.00
                                                6yr         46.75

Expected settlement - 4/07/05
First Distribution Date - 4/25/2005
Expected Legal Final - Dec 2034

** Initial coupon for the floaters will be set two business days prior to settlement.

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